Exhibit 10.23

TRINITY CAPITAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
(As Amended and Restated Effective January 1, 2015)

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS

ARTICLE II- ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	14

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	14

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	15

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	15

2.5	RECORDS AND REPORTS	16

2.6	APPOINTMENT OF ADVISERS	16

2.7	PAYMENT OF EXPENSES	16

2.8	CLAIMS PROCEDURE	17

2.9	CLAIMS REVIEW PROCEDURE	17

	ARTICLE Ill – ELIGIBILITY

3.1	CONDITIONS OF ELIGIBIUTY	17

3.2	EFFECTIVE DATE OF PARTICIPATION	18

3.3	DETERMINATION OF ELIGIBILITY	18

3.4	TERMINATION OF ELIGIBILITY	18

3.5	OMISSION OF ELIGIBLE EMPLOYEE	18

3.6	INCLUSION OF INELIGIBLE EMPLOYEE	19

3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE	19

	ARTICLE IV- CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	20

4.2	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	20

4.3	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	20

4.4	MAXIMUM ANNUAL ADDITIONS	24

4.5	DIVERSIFICATION	27

4.6	QUALIFIED MILITARY SERVICE	28

	ARTICLE V- FUNDING AND INVESTMENT POLICY

5.1	INVESTMENT POLICY	29

5.2	APPLICATION OF CASH	30

5.3	TRANSACTIONS INVOLVING COMPANY STOCK	30

5.4	LOANS TO THE TRUST	31

	ARTICLE VI- VALUATIONS

6.1	VALUATION OF THE TRUST FUND	32

6.2	METHOD OF VALUATION	32

	ARTICLE VII - DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	DETERMINATION OF BENEFITS UPON RETIREMENT	32

7.2	DETERMINATION OF BENEFITS UPON DEATH	32

7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	34

7.4	DETERMINATION OF BENEFITS UPON TERMINATION	34

7.5	DISTRIBUTION OF BENEFITS	36

7.6	HOW PLAN BENEFITS WILL BE DISTRIBUTED	38

7.7	REQUIRED MINIMUM DISTRIBUTIONS	39

7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL	44

7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	44

7.10	RIGHT OF FIRST REFUSAL	44

7.11	STOCK CERTIFICATE LEGEND	45

7.12	PUT OPTION	45

7.13	NONTERMINABLE PROTECTIONS AND RIGHTS	47

7.14	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	47

7.15	CORRECTIVE DISTRIBUTIONS	47

	ARTICLE VIII –TRUSTEE

8.1	BASIC RESPONSIBILITIES OF THE TRUSTEE	47

8.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE	48

8.3	OTHER POWERS OF THE TRUSTEE	49

8.4	VOTING COMPANY STOCK	51

8.5	DUTIES OF THE TRUSTEE REGARDING PAYMENTS	52

8.6	TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES	52

8.7	ANNUAL REPORT OF THE TRUSTEE	52

8.8	AUDIT	53

8.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE	53

8.10	TRANSFER OF INTEREST	54

8.11	TRUSTEE INDEMNIFICATION	54

8.12	DIRECT ROLLOVER	55

	ARTICLE IX - AMENDMENT, TERMINATION AND MERGERS

9.1	AMENDMENT	56

9.2	TERMINATION	56

9.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	57

	ARTICLE X - TOP HEAVY

10.1	TOP HEAVY PLAN REQUIREMENTS	51

10.2	DETERMINATION OF TOP HEAVY STATUS	51

	ARTICLE XI – MISCELLANEOUS

11.1	PARTICIPANT'S RIGHTS	60

11.2	ALIENATION	60

11.3	CONSTRUCTION OF PLAN	60

11.4	GENDER AND NUMBER	60

11.5	LEGAL ACTION	61

11.6	PROHIBITION AGAINST DIVERSION OF FUNDS	61

11.7	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	61

11.8	INSURER'S PROTECTIVE CLAUSE	61

11.9	RECEIPT AND RELEASE FOR PAYMENTS	62

11.10	ACTION BY THE EMPLOYER	62

11.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	62

11.12	HEADINGS	63

11.13	ELECTRONIC MEDIA	63

11.14	PLAN CORRECTION	63

11.15	APPROVAL BY INTERNAL REVENUE SERVICE	63

11.16	UNIFORMITY	63

11.17	SECURITIES AND EXCHANGE COMMISSION APPROVAL	64

	ARTICLE XII - PARTICIPATING EMPLOYERS

12.1	ADOPTION BY OTHER EMPLOYERS	64

12.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	64

12.3	DESIGNATION OF AGENT	64

12.4	EMPLOYEE TRANSFERS	64

12.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES	65

12.6	AMENDMENT	65

12.7	DISCONTINUANCE OF PARTICIPATION	65

12.8	ADMINISTRATOR'S AUTHORITY	65

TRINITY CAPITAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

THIS AGREEMENT hereby made and entered into this 22nd day of June, 2015, by and between Los Alamos National Bank (herein referred to as the "Employer") and Los Alamos National Bank Trust (herein referred to as the "Trustee").

WITNESSETH:

WHEREAS, the Employer heretofore established an Employee Stock Ownership Plan effective January 1, 1989, (hereinafter called the "Effective Date") known as Trinity Capital Corporation Employee  Stock  Ownership  Plan and Trust (herein  referred to  as the "Plan")  in recognition of the contribution  made to its successful operation by its employees  and for the exclusive benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

NOW, THEREFORE,  effective  January  1,  2009,  except  as  otherwise  provided,  the Employer  and  the  Trustee   in  accordance  with  the   provisions  of  the   Plan  pertaining  to amendments thereof,  hereby amend the Plan in its entirety and restate the  Plan to provide as follows:

ARTICLE I - DEFINITIONS

1.1       "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2       "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.3       "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.4       "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 10.2.

1.5       "Anniversary Date" means the last day of the Plan Year.

1.6       "Beneficiary" means the person (or entity) to whom the share of a deceased Participant's interest in the Plan is payable.

1.7       "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.8       "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable.  For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

1.9       "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

1.10     "Compensation" means, with respect to any Participant and except as otherwise provided herein, such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered  in the course of employment  with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance  premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances  under a nonaccountable plan as described in Regulation 1.62-2(c)) for a Plan Year (the "determination period").

Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred  compensation to the extent that the contributions  are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408{k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions  from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable  or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described  in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

For purposes of this Section, the determination of Compensation shall be made by:

(a)          including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. For this purpose, effective January 1, 1998, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

(b)         including pre-participation Compensation paid during the Plan Year while not a Participant in the component of the Plan for which Compensation is being used.

(c)         excluding all Compensation paid after severance of employment with the Employer.

Compensation in excess of $200,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any “determination period" of less than twelve (12) months, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the "determination period" begins multiplied by the ratio obtained by dividing the number of full months in the short “determination period" by twelve (12). A "determination period" is not less than twelve (12) months solely because a Participant's Compensation does not include Compensation paid during a determination period while the Participant was not a Participant in the Plan (or a component of the Plan).

If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan (or in the component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan).

For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.

1.11     "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.12     "Current Obligations" means Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

1.13     "Distribution Calendar Year" means a calendar year for which a minimum distribution pursuant to Section 7.7 is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date under Section 7.7. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.7. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's required beginning date occurs, will be made on or before December 31st of that Distribution Calendar Year.

1.14     "Early Retirement." This Plan does not provide for a retirement date prior to Normal Retirement Date.

1.15     "Eligible Employee" means any Employee, except as provided below. The following Employees shall not be eligible to participate in this Plan:

(a)          Employees of Affiliated Employers, unless such Affiliated Employers have specifically adopted this Plan in writing with the written approval of the Employer.

(b)          Individuals who are not reported on the payroll records of the Employer as common law employees. In particular, it is expressly intended that individuals who are not treated as common law employees by the Employer on its payroll records, or partners or other Self-Employed Individuals who are treated as independent contractors, are not Eligible Employees and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

(c)          Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a){46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for coverage in this Plan.

(d)          Employees who are nonresident aliens (within the meaning of Code Section 7701{b)(1)(B)) and who receive no earned Income (within the meaning of Code Section 911{d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

(e)          Leased Employees.

1.16     "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.17     "Employer'' means Los Alamos National Bank and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation with principal offices in the State of New Mexico. For purposes of credited Hours of Service for eligibility to participate and vesting in account balances, service with Allocca and Brunett, Inc. shall be considered Hours of Service under this Plan. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 12.1) which shall adopt this Plan.

1.18     "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

1.19     "Exempt Loan" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements  of Section 5.4 hereof. Any Exempt Loan must be primarily for the benefit of the Plan Participants.

1.20     "Fiduciary'' means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.21     "Fiscal Year'' means the Employer's accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.22     "Forfeiture" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

(a)          the distribution of the entire Vested portion of the Participant's Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

(b)         the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term "Forfeiture" shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.23     "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.24     "415 Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year.

"415 Compensation" shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant  for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions  from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase  of any annuity contract described  in Code Section 403(b) (whether or not the contributions  are actually excludable from the gross income of the Employee).

Notwithstanding the above, the determination of 415 Compensation shall be made by:

(a)          including  any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) and 457. For this purpose, effective January 1, 1998, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

(b)          effective for Limitation Years beginning on and after July 1, 2007, making the following adjustments for amounts that are paid by the later of 2 1/2 months after a Participant's  severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant's  severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(1)           415 Compensation shall include regular pay after severance of employment if:

(i)       The payment  is regular compensation for services during the Participant's  regular working hours, or compensation for services outside the Participant's  regular  working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)      The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

1.25        "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)          was a "five percent owner" as defined in Section 1.29(b) at any time during the "determination year" or the "look-back year"; or

(b)          for the "look-back year" had "415 Compensation" from the Employer in excess of $110,000 and were in the Top Paid Group of Employees for the Plan Year. The $110,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The "determination year'' means the Plan Year for which testing is being performed, and the "look back year" means the immediately preceding twelve (12) month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance}.

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911{d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. If a Nonresident Alien Employee has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee's U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

1.26     "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.27     "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods  to which the award or agreement pertains rather than the computation period in which the award, agreement  or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous  period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable  worker's compensation,  or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees  or are on behalf of a group of Employees  in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.28     "Investment Manager" means any Fiduciary described in Act Section 3(38).

1.29     "Key Employee" means, for Plan Years beginning after December 31, 2001, an Employee as defined In Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee's or former Employee's, at any time during the Plan Year that contains the "determination date" (except for the Plan Year beginning after December 31, 2001, the prior Plan Year that contains the "determination date"), has been included in one of the following categories:

(a)          an officer of the Employer  (as that term is defined within the meaning of the Regulations  under Code Section 416) having annua1"415 Compensation" greater than $160,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December  31, 2002).

(b)          a "five percent owner" of the Employer. "Five percent owner'' means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (a) shall be treated as separate employers.

(c)          a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(8),  403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

1.30     "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached Normal Retirement Date.

1.31     "Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)          If such employee is covered by a money purchase pension plan providing:

(1)	A nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

(2)	Immediate participation;

(3)	Full and immediate vesting; and

(b)          if Leased Employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

1.32     "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

A Participant is a Non-Highly Compensated Participant for a particular Plan Year if such Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

1.33     "Non-Key Employee" means, for Plan Years beginning after December 31, 2001, any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not a Key Employee.

1.34     "Normal Retirement Age" means the Participant's 65th birthday. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age.

1.35     "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

1.36     "1-Year Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

"Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break In Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

1.37     "Other Investments Account" means the account of a Participant which is credited with such Participant's share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

1.38     "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

1.39     "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.5 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

1.40     "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to such Participant's total interest in the Plan and Trust resulting from the Employer contributions.

1.41     "Participant's Account Balance" means the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

1.42     "Participant's Directed Account'' means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

1.43     "Plan" means this instrument, including all amendments thereto.

1.44     "Plan Year'' means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.45     "Post-Severance Compensation" means payments made within 2 1/2 months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(l)) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2 1/2 months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

1.46     "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.47     "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.48     "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see Section 7.1).

1.49     "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.50     "Top Heavy Plan" means, for Plan Years beginning after December 31, 2001, a plan described in Section 10.2(a).

1.51     "Top Heavy Plan Year" means, for Plan Years beginning after December 31, 2001, a Plan Year during which the Plan is a Top Heavy Plan.

1.52     "Top-Paid Group" means the top-paid group as determined pursuant to Code Section 414(q) and the Regulations thereunder and generally means the top twenty percent (20%) of Employees  who performed services for the Employer during the applicable year, ranked according  to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees shall be treated as Employees if required pursuant to Code Section 414(n) or (o). Employees  who are non-resident  aliens who received no earned income (within the meaning of Code Section 911(d)(2))  from the Employer constituting United States source income within the meaning  of Code Section 861(a)(3) shall not be treated as Employees. Furthermore, for the purpose of determining the number of Employees in any year, the following additional Employees shall also be excluded, however, such Employees may still be considered for the purpose of identifying the particular Employees in the Top-Paid Group:

(a)	Employees with less than six (6) months of service;

(b)	Employees who normally work less than 17 1/2 hours per week;

(c)	Employees who normally work less than six (6) months during a year; and

(d)	Employees who have not yet attained age twenty-one (21).

In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top-Paid Group.

The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable. Furthermore, in applying such exclusions, the Employer may substitute any lesser service, hours or age.

1.53     "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

1.54     "Trustee" means the person or entity named as trustee herein or in any separate trust fanning a part of this Plan, and any successors.

1.55     "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.56     "Unallocated Company Stock Suspense Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants' Company Stock Accounts.

1.57     "Valuation Date" means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant's accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1.58     "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.59     "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. If there is a shift to the Plan Year, then an Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service} and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein. Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II- ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)           In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan Is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)           The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)          The Employer  shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)           The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

(e)           The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 8.4.

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the
Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)           the discretion to determine all questions relating to the eligibility of Employees  to participate or remain a Participant hereunder and to receive benefits under the Plan;

{b)          to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)           to authorize and direct the Trustee with respect to all nondiscretionary  or otherwise directed disbursements from the Trust;

(d)           to maintain all necessary records for the administration of the Plan;

(e)           to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)            to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)           to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h)           to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)            to establish and communicate to Participants a procedure, which includes at least three (3) investment options pursuant to Regulations, for allowing each Participant to direct the Trustee as to the investment of such Participant's Company Stock Account pursuant to Section 4.5;

(j)            to establish and communicate to Participants a procedure and method to insure that each Participant  will vote Company Stock allocated to such Participant's Company Stock Account pursuant to Section 8.4;

(k)           to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(I)            to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.5	RECORDS AND REPORTS

The Administrator  shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan an9 shall be responsible for supplying all information and reports to the Internal Revenue Service, Department  of Labor, Participants, Beneficiaries and others as required by law.

2.6	APPOINTMENT OF ADVISERS

The Administrator,  or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator  or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.7	PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.8	CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days (45 days if the claim Involves disability benefits) after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.9	CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.8 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than 60 days (180 days if the denied benefit involves disability benefits) after receipt of the written or electronic notification provided for in Section 2.8. The Administrator shall then conduct a hearing within the next 60 days (45 days if the claim involves disability benefits), at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days (45 days if the claim involves disability benefits) of receipt of the appeal (unless there has been an extension of 60 days (45 days if the claim involves disability benefits) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period (45 day period if the claim involves disability benefits). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III - ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY

Any Eligible Employee who has completed one (1) Year of Service and has attained age eighteen (18) shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2	EFFECTIVE DATE OF PARTICIPATION

An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following  the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

If an Employee who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

If an Employee who has satisfied the Plan's eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.3	DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon Information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.9.

3.4	TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5	OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer  for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.3(f), so that the omitted Employee  receives a total amount which the Employee would have received (including both Employer contributions  and earnings  thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6	INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously Included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)           If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

(b)           If any Employee becomes a former Employee due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

(1)          In the case of a former Employee who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2)          A former Employee who has not had Years of Service before a 1-Year Break in Service disregarded pursuant to (1) above, shall participate in the Plan as of the date of reemployment.

(c)           After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant's Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1)          one account for nonforfeitable benefits attributable to pre-break service; and

(2)          one account representing the Participant's Employer derived account balance in the Plan attributable to post-break service.

(d)           If any Participant becomes a Former Participant due to severance of employment with the Employer and Is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.3.

If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

ARTICLE IV- CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

(a)           For each Plan Year, the Employer shall contribute to the Plan such amount as shall be determined by the Employer.

(b)           The Employer contribution shall not be limited to years in which the Employer has current or accumulated net profit. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.3	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a)           The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit, as of each Anniversary Date or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)           The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contribution for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

(c)           The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and the Participant's allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in the Participant's Company Stock Account shall be credited to the Participant's Company Stock Account when paid to the Plan. Cash dividends on Company Stock held in the Participant's Company Stock Account shall, in the sole discretion of the Administrator, either be credited to the Participant's  Other Investments Account when paid to the Plan or be used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock Account pursuant to Section 4.3(e) and, provided further, that Company Stock allocated to the Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Account for the year.

Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.3(e) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

(d)           Except as provided above with respect to stock dividends on Company Stock, as of each Valuation Date, before the current valuation period allocation of Employer contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' nonsegregated accounts (other than each Participant's Company Stock Account) as of such date.

Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

(e)           The number of shares of Company Stock to be released from the Unallocated Company Stock Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year shall be determined by the Company (as of each Allocation Date) as follows:

(1)          Principal/Interest Method- The Company may elect (as to each Exempt Loan) or the provisions of the Exempt Loan may provide for the release of Company Stock held in the Unallocated Company Stock Suspense Account immediately before the release for the current Plan Year based on multiplication by a fraction.  The numerator of the fraction shall be the amount of principal and/or interest paid on the Exempt Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Exempt Loan projected to be paid for all future Plan Years.  For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

(2)          Principal Only Method -The Company may elect (as to each Exempt Loan) or the provisions of the Exempt Loan may provide for the release of Company Stock from the Unallocated Company Stock Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Exempt Loan.  This method may be used only to the extent that:  (A) the Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Exempt Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Exempt Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Exempt Loan.

In each Plan Year in which Trust Assets are applied to make payments on an Exempt Loan, the Company Stock released from the Unallocated  Company Stock Suspense Account in accordance  with the provisions of this Section 4.3(e) shall be allocated among the Company Stock Accounts of Participants in the manner determined by the Company based upon the source of funds (Employer Contributions, earnings attributable to such Employer Contributions and cash dividends on Company Stock) used to make the payments on the Exempt Loan.  If cash dividends on Company Stock allocated to a Participant's  Company Stock Account are used to make payments on an Exempt Loan, Company Stock (whose Fair Market Value is at least equal to the amount of such dividends} released from the Unallocated  Company Stock Suspense Account shall be allocated to that Participant's  Company Stock Account

(f)          On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.7(d), be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 7.9, or used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated each year among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.

Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section 4.4) to any Participant's Account to exceed the amount allowable by the Code, the excess shall be reallocated to other Participants.

(g)           For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forf43itures as provided above, shall receive the minimum allocation provided for in Section 4.3(i) if eligible pursuant to the provisions of Section 4.3(k).

(h)           Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability or death shall not share in the allocation of contributions and Forfeitures for that Plan Year.

(i)            Minimum Allocations Required  for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions and Forfeitures allocated to the Participant's  Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions and Forfeitures allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, then the sum of the Employer contributions and Forfeitures allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group where the other plan provides the minimum allocation.

(j)            For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions and Forfeitures allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

(k)           For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) to the Plan.

(l)            For the purposes of this Section, "415 Compensation" in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period Is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance  with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(m)          Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

(n)           Notwithstanding  anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1)(8) and the Regulations thereunder because  Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(1)          The group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.

(2)          If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

(3)          Nothing in this Section shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(4)          Notwithstanding the foregoing, if the portion of the Plan which is not a Code Section 401(k) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants  whose only allocation would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Section 4.3(n), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants  who will share in the allocation  provided under the Plan's non top heavy formula.

4.4	MAXIMUM ANNUAL ADDITIONS

(a)           Notwithstanding the foregoing, for any "limitation year'', the maximum "annual additions" credited to a Participant's  accounts for any "limitation year" shall equal the lesser of: (1) $49,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one-hundred percent (100%) of the Participant's  "415 Compensation" for such "limitation year." If the Employer  contribution that would otherwise  be contributed or allocated to the Participant's  accounts  would cause the "annual additions" for the "limitation year" to exceed the maximum  "annual additions,"  the amount contributed or allocated  will be reduced so that the "annual additions" for the "limitation  year" will equal the maximum "annual additions," and any amount in excess of the maximum "annual additions," which would have been allocated to such Participant may be allocated  to other Participants. For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year'' and the denominator of which is twelve (12).

(b)           For purposes of applying  the limitations  of Code Section  415, "annual additions" means the sum credited  to a Participant's accounts  for any "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined  in Code Section  415(1)(2) which is part of a pension  or annuity plan maintained by the Employer, (5) amounts  derived  from contributions paid or accrued  after December 31, 1985, in taxable years ending  after such date, which are attributable to post-retirement medical benefits  allocated to the separate  account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit  plan (as defined in Code Section  419{e)) maintained by the Employer and (6) allocations under a simplified employee pension plan. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits after separation from service (within the meaning  of Code Sections  401(h) or 419A(f)(2)) which is otherwise  treated  as an "annual addition,"  or (2) any amount  otherwise treated  as an "annual addition" under Code Section  415(1)(1).

(c)           For purposes of applying  the limitations of Code  Section  415, the following are not "annual additions": (1) the transfer of funds from one qualified plan to another  and (2) provided no more than one-third  of the Employer  contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt  Loan and Employer  contributions applied to the payment of interest  on an Exempt Loan and (3) effective  for Plan Years on or after July 1, 2007, restorative payments where a restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments, and where payments are restorative payments only if the payments are made in order to restore some or all of the plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan}. Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered annual additions.  In addition, the following are not Employee contributions for the purposes of Section 4.4(b): (1) rollover contributions (as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B} (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income  under Code Section 408(k)(6).

(d)           For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year. Effective for Plan Years beginning on or after July 1, 2007, the limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan's limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(e)           For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer (or a "predecessor employer") under which the participant receives annual additions shall be treated as one defined contribution plan.  A former Employer is a "predecessor employer" with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted  a single employer under the rules described  in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers  under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship.  With respect to an Employer of a participant, a former entity that antedates the Employer is a "predecessor employer" with respect to the participant  if, under the facts and circumstances, the employer  constitutes a continuation  of all or a portion of the trade or business of the former entity.

(f)            For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses  under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g)           If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 414(f}), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining  this Plan shall be taken into account in applying the limits of this Section with respect to such Participant.  Furthermore, in applying the limitations of this Section with respect to such a Participant, the total "415 Compensation" received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(h)

(1)          If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

(2)          If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

(3)          If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year'' minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

(i)          Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder. Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code415) are exceeded for any participant, then the Plan may only correct such excess in accordance w1th the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final §415 regulations.

U}          For purposes of aggregating plans for Code § 415, a "formerly affiliated plan" of an employer is taken into account for purposes of applying the Code § 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the "cessation of affiliation." For purposes of this paragraph, a "formerly affiliated plan" of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a "cessation of affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)- 1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group). Two or more defined contribution plans that are not required to be aggregated pursuant to Code § 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code§ 415 with respect to a participant for the limitation year merely because they are aggregated later in that limitation year, provided that no annual additions are credited to the participant's account after the date on which the plans are required to be aggregated.

4.5	DIVERSIFICATION

(a)           A Participant who has attained age fifty-five (55) and completed at least ten (10) Years of Participation in the Plan shall be notified of his right to elect to "diversify" a portion of the balance in his Company Stock Account, as provided in Section 401(a)(28)(B) of the Code. An election to "diversify" must be made on the prescribed form and filed with the Company within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this Section 4.5, "Years of Participation" includes only those Plan Years in which the Participant is entitled to receive an allocation of Employer Contributions under Section 4.3(b). The "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.

(b)           For each of the first five Plan Years in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 25% of the number of shares of Company Stock allocated to his Company Stock Account (including for this purpose any shares of Company Stock distributed or withdrawn during the Election Period), less all shares with respect to which an election under this Section 4.5 was previously made. In the case of the sixth Plan Year in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 50% of the number of shares of Company Stock allocated to his Company Stock Account (including for this purpose any shares of Company Stock distributed or withdrawn during the Election Period), less all shares with respect to which an election under this Section 4.5 was previously made. No "diversification" election shall be permitted if the balance in a Participant's Company Stock Account as of the Allocation Date of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance in his Company Stock Account as of a subsequent Allocation Date in the Election Period exceeds $500.

(c)           The Company shall determine whether "diversification" will be effected by  transferring cash (representing that portion of a Participant's Company Stock Account with respect to which a "diversification" election is made) to the 401(k) Plan for his benefit (so long as at least three investment funds, other than Company Stock, are made available under the 401(k) Plan) or by distributing to the Participant in Company Stock or in cash (as determined by the Company) the portion of his Company Stock Account with respect to which a diversification election is made. Any transfer to the 401(k) Plan under this Section 4.5 shall occur no earlier than 30 days after Forms 5310-A with respect to such transfer have been filed (if required) with the Internal Revenue Service, but not later than the time when a distribution under this Section 4.5 would have been required. Any distribution under this Section 4.5 shall be made within 90 days after the 90-day period in which the election may be made and shall be subject to the provisions of Sections 7.10, 7.11 and 7.12.

4.6	QUALIFIED MILITARY SERVICE

(a)           Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

(b)           In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code §414(u)), the Participant's Beneficiary is entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment and then terminated employment on account of death. Moreover, the Plan will credit the Participant's qualified military service as service for vesting purposes, as though the Participant had resumed employment under USERRA immediately prior to the Participant's death.

(c)           For years beginning after December 31, 2008: (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment; (ii) differential wage payment is treated as compensation for purposes of Code 415(c)(3) and Treasury Reg. §1.415(c)-2 (e.g. for purposes of Code §415, top-heavy provisions of Code §416, determination of highly compensated employees under Code §414(q), and applying the 5% gateway requirements under the Code §401(a)(4) regulations); and (iii) differential wage payments (as described herein) will not be considered compensation for purposes of Plan contributions.

(d)           If a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(8)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code §412.  However, the Plan will not distribute such a Participant's account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder.  If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.

ARTICLE V- FUNDING AND INVESTMENT POLICY

5.1	INVESTMENT POLICY

(a)           The Plan is designed to invest primarily in Company Stock.

(b)           With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

(c)           With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan not attributable to proceeds from an Exempt Loan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

(d)           The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(e)           The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(f)            All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

5.2	APPLICATION OF CASH

Employer contributions in cash, and any earnings on such contributions, shall first be applied to pay any Current Obligations of the Trust Fund.

5.3	TRANSACTIONS INVOLVING COMPANY STOCK

(a)           No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

(1)           during the "Nonallocation Period," for the benefit of

(i)          any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

(ii)         any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(2)           for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

(i)           any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

(ii)          the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b)           Except, however, subparagraph (a)(1)(il) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4))  in a transaction to which Code Section 1042 is applied.

(c)           A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

(1)           at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(2)           on the date as of which Company Stock is allocated to Participants in the Plan.

(d)           For purposes of this Section, "Nonallocation Period" means the period beginning on the date of the sale of the Company Stock and ending on the later of:

(1)           the date which is ten (10) years after the date of sale, or

(2)           the date of the Plan allocation  attributable to the final payment of the Exempt Loan incurred in connection with such sale.

5.4	LOANS TO THE TRUST

(a)           The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

(1)           To acquire Company Stock.

(2)           To repay such loan.

(3)           To repay a prior Exempt Loan.

(b)           All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

(1)           The loan must be at a reasonable rate of interest;

(2)           Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

(3)           Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.3(e);

(4)           Under the terms of the loan, the creditor  shall have no recourse against the Plan except with respect  to such collateral,  earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current  Obligations and earnings attributable to such contributions;

(5)           The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

(6)           In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default.  If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

(7)           Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

(c)           For purposes of this Section, the term "disqualified person" means  a person  who is a Fiduciary, a person providing services  to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

ARTICLE VI- VALUATIONS

6.1	VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

6.2	METHOD OF VALUATION

Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).

ARTICLE VII- DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	DETERMINATION OF BENEFITS UPON RETIREMENT

Every participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Account in accordance with Sections 7.5 and 7.6.

7.2	DETERMINATION OF BENEFITS UPON DEATH

(a)           Upon the death of a Participant before the Participant's termination of employment, all amounts credited to such Participant's Account shall become fully Vested. If elected, distribution of the Participant's Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

(b)           Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

(c)           The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

(d)           The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1)           the spouse has waived the right to be the Participant's Beneficiary, or

(2)           the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

(3)           the Participant has no spouse, or

(4)           the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(e)           In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant's death, the death benefit will be paid in the following order of priority to:

(1)           the Participant's surviving spouse;

(2)           the Participant's children, including adopted children, per stirpes;

(3)           the Participant's surviving parents in equal shares; or the Participant's estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's designated Beneficiary (or if there is no designated Beneficiary, to the Beneficiary's) estate.

(f)            Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

(g)           Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant's Total and Permanent Disability prior to the Participant's termination of employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 7.5 and 7.6, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Account. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

7.4	DETERMINATION OF BENEFITS UPON TERMINATION

(a)           If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or Retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant's Account to be payable to such Terminated Participant as soon as administratively feasible after termination of employment. Distribution to a Participant shall not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

For purposes of this Section 7.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b)           The Vested portion of any Participant's Account shall be a percentage of the total amount credited to the Participant's Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

Years of Service	Percentage

Less than 2	0%

2	20%
3	40%
4	60%
5	80%
6	100%

(c)           Notwithstanding the above, Company Stock allocated to each Participant's Company Stock Account pursuant to Section 4.3(e) must be forfeited only after other assets.

(d)           Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(e)           Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(f)           A Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have the nonforfeitable percentage computed under the Plan without regard to such amendment and restatement. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(1)           the adoption date of the amendment,

(2)           the effective date of the amendment, or

(3)           the date the Participant receives written notice of the amendment  from the Employer or Administrator.

(g)           The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days (or as soon as practicable) after the latest of:

(1)           the adoption date of the amendment,

(2)           the effective date of the amendment, or

(3)           the date the Participant receives written notice of the amendment from the Employer or Administrator.

(h)           In determining Years of Service for purposes of vesting under the Plan, Years of Service prior to the vesting computation period in which an Employee attains age eighteen shall be excluded.

7.5	DISTRIBUTION OF BENEFITS

(a)           The Administrator, pursuant to the election of the Participant following his termination of service, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary any amount, subject to Section 7.5(b), at the time and manner determined by the Company.  The Company shall establish a written benefit distribution policy, which may be modified from time to time, and shall apply such policy to Participants in a nondiscriminatory manner.

(b)           If a Participant's service terminates for any reason other than death, disability, or retirement on or after his Normal Retirement Date, distribution of his Company Stock Account shall commence not later than the sixth Plan Year following the Plan Year in which his service terminates (unless he is reemployed by the Employer).  Except as otherwise provided in Section 7.5(h), if his Company  Stock Account holds Company Stock acquired with an Exempt Loan still outstanding, the Company may elect to defer the distribution of any portion of his Company Stock Account until the Plan Year following the Plan Year in which the Exempt Loan has been fully repaid.

(c)           Unless the Participant  elects in writing (or such other form as permitted by the Internal Revenue  Service) a longer distribution period, distributions to a Participant or the Participant's  Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments  over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company Stock in excess of $985,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $195,000 or fraction thereof by which such balance exceeds $985,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d).

(d)           Effective with respect to distributions made on or after March 28, 2005, a distribution to a Participant who has a benefit which exceeds $1,000, shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution is to commence  prior to the time the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. With regard to this required consent:

(1)           The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.7.

(2)           Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3)           Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4)           No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1} the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(e)           Notwithstanding anything herein to the contrary, the Administrator may direct that cash dividends on shares of Company Stock allocable to Participants' Company Stock Accounts be:

(1)           Paid by the Employer directly in cash to the Participants in the Plan or their Beneficiaries.

(2)           Paid to the Plan and distributed in cash to Participants in the Plan or their Beneficiaries no later than ninety (90) days after the close of the Plan Year in which paid.

(3)           Used to make payments on an Exempt Loan the proceeds of which were used to acquire Company Stock (whether or not allocated to Participants' Company Stock Accounts) with respect to which the cash dividend is paid.

(4)           Allocated to Participants' Other Investment Accounts.

(f)            Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which the Participant's participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions or Forfeitures.

(g)           Required minimum distributions (Code Section 401(a)(9)).Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of a Contract, shall be made in accordance with the requirements of Section 7.7.

(h)           Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the last of the following events occurs:

(1)           the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

(2)           the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(3)           the date the Participant terminates his service with the Employer.

(i)            If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

(j)            For any distribution notice issued in Plan Years beginning after December 31, 2006, any reference to the 90-day maximum notice period prior to distribution in applying the notice requirements of Code §§402(f) (the rollover notice), 411(a)(11) (Participant's consent to distribution), and 417 (notice under the joint and survivor annuity rules) will become 180 days. For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant's right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution. For notices issued before the 90th day after the issuance of Treasury regulations (unless future Internal Revenue Service guidance otherwise requires), the notice will include: (i) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (ii) the portion of the summary plan description that contains any special rules that might affect materially a Participant's decision to defer.

7.6	HOW PLAN BENEFITS WILL BE DISTRIBUTED

(a)           Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit (other than Company Stock reinvested pursuant to Section 4.5(d)) shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant's Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock.

(b}          If a Participant or Beneficiary demands that benefits, except as provided above, be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(g) and 7.7.

(c)          The Trustee will make distribution from the Trust only on instructions from the Administrator.

(d)          Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h){2){B)(ii)(l),  then the Administrator shall distribute a Participant's Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

(e)           Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of Company Stock to the Employer before offering to sell Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

(f)            If Company Stock acquired with the proceeds of an Exempt Loan (described in Section 5.4 hereof) is available for distribution and consists of more than one class, a Participant or the Participant's Beneficiary must receive substantially the same proportion of each such class.

7.7	REQUIRED MINIMUM DISTRIBUTIONS

(a)           General Rules

{1)          Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

(2)           Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(3)           Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code Section 401(a)(9).

(4)           TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section and the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)          Time and Manner of Distribution

(1)           Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(2)           Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows as elected by the Participant or the Participant's designated beneficiary:

(i)           If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, except as otherwise provided herein, distributions to the surviving spouse will begin by December 31st of the calendar year immediately  following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)          If the Participant or the Participant's  designated beneficiary so elects, or if the Participant's  surviving spouse is not the Participant's sole designated beneficiary, then, except as provided in Section 7.7(b){3) below, distributions  to the designated  beneficiary  will begin by December 31st of the calendar  year Immediately following the calendar year in which the Participant died.

(iii)         If the Participant or the Participant's designated beneficiary so elects, or if there is no designated beneficiary as of September 30th of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(iv)        Participants or Beneficiaries may elect on an individual basis whether the 5-year rule (described in (iii) above) or the life expectancy rule (described in (i) and (ii) above) applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30th of the calendar year in which distribution would be required to begin under this Section otherwise, or by September 30th of the calendar  year which contains the fifth anniversary of the Participant's (or, if applicable, surviving  spouse's) death.

(v)         If the Participant's surviving spouse is the Participant's sole designated  beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.7(b)(2), other than Section 7.7(b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.7(b)(2)  and Section 7.7(b)(3) unless Section 7.7(b)(2)(v) applies,  distributions  are considered to begin on the Participant's required beginning date. If Section 7.7(b)(2)(v) applies, distributions  are considered  to begin on the date distributions are required  to begin to the surviving  spouse under Section 7.7(b)(2)(i).

(3)          Forms of Distribution.  Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.7(c) and 7.7(d).

(c)          Required minimum distributions during Participant's lifetime

(1)          Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)           the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-2, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)          if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, Q&A-3, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2)           Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 7.7(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d)          Required minimum distributions after Participant's death

(1)           Death On or After Date Distributions Begin.

(i)           Participant Survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(A)       The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)          If the Participant's surviving spouse is the Participant's  sole  designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C)          If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

 (ii)          No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30th of the year after the year of the Participant's  death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's  death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining  life expectancy calculated using the age of the Participant  in the year of death, reduced by one for each subsequent year.

(2)           Death Before Date Distributions Begin.

(i)           Participant Survived by designated beneficiary. Except as provided in Section 7.7(b)(3), if the Participant dies before the date distributions begin and there is a designated  beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining  life expectancy of the Participant's  designated beneficiary, determined as provided in Section 7.7(d)(1).

(ii)          No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30th of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant's death.

(iii)        Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving  spouse under Section 7.7(b)(2)(i), this Section 7.7(d)(2) will apply as if the surviving spouse were the Participant.

(e)           Definitions.  For purposes of this Section, the following definitions apply:

(1)           "Designated beneficiary'' means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9} and Regulation Section 1.401{a)(9)-1, Q&A-4.

(2)           "Distribution calendar year'' means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's "Required  beginning date." For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.7(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's "Required beginning date." The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's "Required beginning date" occurs, will be made on or before December 31st of that distribution calendar year.

(3)           "Life expectancy" means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9.

(4)           "Participant's account balance" means the Participant's account balance as of the last valuation date in the calendar year immediately preceding the "Distribution calendar year" (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the "Distribution calendar year" if distributed or transferred in the valuation calendar year.

(5)           "Required beginning date" means, with respect to any Participant, April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that benefit distributions to a "5-percent owner" must commence by April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(6)           "5-percent owner" means a Participant who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

(f)            Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"), will not receive those distributions for 2009 unless the Participant  or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. Notwithstanding the provisions of the Plan relating to required minimum distributions under Code §401(a)(9), and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009 will be treated as eligible rollover distributions.

7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL

In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution  payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's  attainment of age 62 or Normal Retirement  Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts  of such Participant or Beneficiary, the amount so distributable  may either, at the discretion of the Administrator, treated as a Forfeiture or paid directly to an individual retirement  account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) pursuant to the Plan. However, the foregoing shall also apply prior to the later of a Participant's attainment of age 62 or Normal Retirement Age if, pursuant to the terms of the Plan, a mandatory distribution may be made to the Participant without the Participant's consent and the amount of such distribution is not more than $1,000. In the event a Participant or Beneficiary is located subsequent to a Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable  state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

7.10	RIGHT OF FIRST REFUSAL

(a)           If any Participant,  the Participant's  Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the "Selling Participant") shall, at any time, desire to sell some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant  shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses  of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer)  to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

(b)           If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided  above, the Selling Participant shall have the right, at any time following the expiration  of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant  above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

(c)           The closing pursuant to the exercise of the right of first refusal under Section 7.1O(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

(d)           Except as provided in this paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of Section 5.4 hereof shall be subject to a right of first refusal. Company Stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term "publicly traded" refers to a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section 5.4, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Section 6.2, or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

7.11	STOCK CERTIFICATE LEGEND

Certificates for shares distributed pursuant to the Plan shall contain the following legend: "The shares represented by this certificate are transferable only upon compliance with the terms of TRINITY CAPITAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST effective as of January 1, 1989, which grants to Los Alamos National Bank a right of first refusal, a copy of said Plan being on file in the office of the Company."

7.12	PUT OPTION

(a)           If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant or Beneficiary (or Former Participant or the IRA or other vehicle of a Participant or Former Participant or Beneficiary) and such Company Stock is not readily tradable on an established securities market (within the meaning of Code Section 409(h)(1)(B)), a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section 7.12(c).

(b)           Company Stock which is acquired with the proceeds of an Exempt loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a "trading limitation" on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section 7.13) affecting the Company Stock which would make the Company Stock not as freely tradable as stock not subject to such restriction.

(c)           The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or State law will be violated by the Employer honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end sixty (60) days thereafter and if not exercised within such sixty (60) day period, an additional sixty (60) day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other sixty (60) day period as provided in Regulations). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the sixty (60) day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable sixty (60) day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2. Payment under the put option involving a 'Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond  five (5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer articles of incorporation, unless so required by applicable state law.

For purposes of this Section, "Total Distribution" means a distribution to a Participant or the Participant's Beneficiary within one (1) taxable year of the entire Vested Participant's Account.

(d)           An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

7.13	NONTERMINABLE PROTECTIONS AND RIGHTS

No Company Stock, except as provided in Section 7.11 and Section 7.12{b), acquired with the proceeds of a loan described in Section 5.4 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.4 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment  of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

7.14	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p). Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order ("QDRO") will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant's death. A domestic relations order described herein is subject to the same requirements and protections that apply to QDROs.

7.15	CORRECTIVE DISTRIBUTIONS

Nothing in this Article shall preclude the Administrator from making a distribution to a Participant to the extent such distribution is made to correct a qualification defect in accordance with the correction procedures under the IRS's Employee Plans Compliance Resolution System or any other voluntary compliance programs.

ARTICLE VIII- TRUSTEE

8.1	BASIC RESPONSIBILITIES OF THE TRUSTEE

(a)           The Trustee shall have the following categories of responsibilities:

(1)           Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to Participant Directed Accounts, the Employer or an Investment Manager appointed by the Employer or any agent of the Employer;

(2)           At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

(3)           To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 8.7.

(b)          In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

(1)           The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of a Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

(2)           The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

(3)           The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant.

(4)           Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Account, unless paid by the Employer.

(c)           If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.2	INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a)           The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or close-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust.

(b)           The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c)           The Trustee may transfer to a common, collective, pooled trust fund or money market fund maintained by any corporate Trustee or affiliate thereof hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, pooled trust fund or money market fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may transfer any part of the Trust Fund intended for temporary investment of cash balances to a money market fund maintained by Los Alamos National Bank Trust or its affiliates. The Trustee may withdraw from such common, collective, pooled trust fund or money market fund all or such part of the Trust Fund as the Trustee may deem advisable.

(d)           In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Employer, and the Administrator thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

8.3	OTHER POWERS OF THE TRUSTEE

The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

(a)           To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b)           To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)           To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

(d)           To cause any securities or other property to be registered in the Trustee's own name or in the name of a nominee  or in a street name provided such securities or other property are held on behalf of the Plan by (i) a bank or trust company, (ii) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer, or (iii) a clearing agency as defined in Section 3(a)(23) of the Securities Exchange Act of 1934;

(e)           To borrow or raise money for the purposes  of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f)            To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g)           To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h)           To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance  and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)            To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j)            To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k)           To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment  of the Trust Fund such annuity, or other Contracts (on the life of any Participant)  as the Administrator  shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive,  and settle for the proceeds  of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(I)            To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances  without liability for interest thereon, including  the specific authority  to invest in any type of deposit of the Trustee (or of a financial institution related to a Trustee);

(m)          To invest in Treasury Bills and other forms of United States government obligations;

(n)           To invest in shares of investment companies registered under the Investment Company Act of 1940, including any money market fund advised by or offered through Los Alamos National Bank Trust;

(o)           To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);

(p)           To vote Company Stock as provided in Section 8.4;

(q)           To consent to or otherwise participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

(r)           To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 8.4 hereof) or other securities in any voting trust, or with any protective or like committee, or with a trustee or with depositories designated thereby;

(s)           To sell or exercise any options, subscription rights and conversion privileges and to make any payments incidental thereto;

(t)            To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee's approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

(u)           To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

(v)           To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered; and

(w)          To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

8.4	VOTING COMPANY STOCK

The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Trustee does not timely receive voting directions from a Participant or Beneficiary with respect to any Company Stock allocated to that Participant's or Beneficiary's Company Stock Account, the Trustee shall vote such Company Stock.

Notwithstanding the foregoing, if the Employer has a registration-type  class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company  Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company  Stock Account of such Participant  or Beneficiary are to be exercised with respect to any corporate matter which involves  the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed  in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

8.5	DUTIES OF THE TRUSTEE REGARDING PAYMENTS

At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

8.6	TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.7	ANNUAL REPORT OF THE TRUSTEE

(a)           Within a reasonable period of time after the later of the Anniversary Date or receipt  of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(1)           the net income, or loss, of the Trust Fund;

(2)           the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(3)           the increase, or decrease, in the value of the Trust Fund;

(4)           all payments and distributions made from the Trust Fund; and

(5)           such further information as the Trustee and/or Administrator deems appropriate.

(b)           The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its ·accounts judicially settled if the Trustee so desires.

8.8	AUDIT

(a)           If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant's opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

(b)           All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

(c)           If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

8.9	RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a)           Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

(b)           Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee's removal.

(c)           Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d)           The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

(e)           Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.7 and this subparagraph.

8.10	TRANSFER OF INTEREST

Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

8.11	TRUSTEE INDEMNIFICATION

The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

8.12	DIRECT ROLLOVER

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

(b)           For purposes of this Section the following definitions shall apply:

(1)          An "eligible rollover  distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except  that an "eligible  rollover  distribution" does not include: any distribution that is one of a series  of substantially equal periodic payments (not less frequently than annually)  made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee';and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required  under Code Section  401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect  to employer securities); any hardship distribution described in Code Section  401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected  to total less than $200 during  a year.

(2}          An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), (other  than an endowment contract), a qualified trust (an employees' trust) described in Code Section 401(a) which is exempt from tax under  Code Section 501(a), an annuity plan described in Code Section 403(a), an eligible  deferred compensation plan described in Code Section  457(b) which is maintained by an eligible employer described in Code Section  457(e)(1)(A), and an annuity contract described in Code Section 403(b), that accepts the "distributee's" "eligible rollover  distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

(3)           A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving  spouse and the Employee's or fom1er Employee's spouse  or former spouse  who is the alternate payee under a qualified domestic  relations  order, as defined in Code Section  414(p), are "distributees" with regard to the interest of the spouse or former spouse.

(4)           A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

(c)           A non-spouse beneficiary may elect a direct rollover to an IRA of the non-spouse beneficiary. For distributions after December 31, 2009, a non-spouse beneficiary who is a "designated beneficiary" under Code §401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer ("direct rollover"), may roll over all or any portion of his or her distribution to an individual retirement account  the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution. Although a non-spouse beneficiary may roll over directly  a distribution as provided herein,  any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code §401(a)(31) (including Code §401(aX31)(B), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c)). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a "60-day" rollover. A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary's distribution.

(d)           If the Participant's named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).

(e)           For distributions made after December 31, 2007, a participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code §408A(b).

ARTICLE IX- AMENDMENT, TERMINATION AND MERGERS

9.1	AMENDMENT

(a)           The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator, may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)           No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)           Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefit unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

9.2	TERMINATION

(a)           The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100%

Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts (other than the Unallocated Suspense Account), including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)           Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).

9.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).

ARTICLE X- TOP HEAVY

10.1	TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3 of the Plan.

10.2	DETERMINATION OF TOP HEAVY STATUS

(a)           This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the "determination date," (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one-year period ending on the "determination date," any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b)           Aggregate Account: A Participant's Aggregate Account as of the "determination date" is the sum of:

(1)           the Participant's Account balance as of the most recent valuation  occurring within a twelve (12) month period ending on the "determination date." However, with respect to Employees not performing services for the Employer during the year ending on the "determination date," the Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the "determination date" shall not be taken into account for purposes of this Section.

(2)           an adjustment for any contributions due as of the "determination date." Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the "determination date," except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the "determination date" that are allocated as of a date in that first Plan Year.

(3)           any Plan distributions made within the Plan Year that includes the "determination date" or, with respect to distributions made for a reason other than severance from employment, disability or death, within the five (5) preceding Plan Years. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of distributions made after the Valuation Date and prior to the "determination date," such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date.

(4)           any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

(5)           with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

(6)           with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)           For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)           "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)           Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(aX4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)           Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required  Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)          Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)          An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d)           "Determination date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)           Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)            "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)           the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)           the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE XI - MISCELLANEOUS

11.1	PARTICIPANT'S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

11.2	ALIENATION

(a)           Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)           Subsection (a) shall not apply to a "qualified domestic relations order'' defined in Code Section 414(p}, and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(c)           Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, in accordance with Code Sections 401(a)(13)(C) and (D).

11.3	CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of New Mexico, other than its laws respecting choice of law, to the extent not pre-empted by ERISA.

11.4	GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

11.5	LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

11.6	PROHIBITION AGAINST DIVERSION OF FUNDS

(a)           Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b)           In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)           Except for Sections 3.5, 3.6, and 4.1(b), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

11.7	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

11.8	INSURER'S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

11.9	RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant's  legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions  of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against  the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

11.10	ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

11.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method;" and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

11.12	HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

11.13  ELECTRONIC MEDIA

The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant's consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

11.14	PLAN CORRECTION

The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator's authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System ("EPCRS") or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program ("VFC") or any successor program to VFC.

11.15	APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

11.16	UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

11.17	SECURITIES AND EXCHANGE COMMISSION APPROVAL

The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

ARTICLE XII- PARTICIPATING EMPLOYERS

12.1	ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

12.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)           Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)           The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)           Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

12.3	DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

12.4	EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

12.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employer making the contribution or by which the forfeiting Participant was employed. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, in which event such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

12.6	AMENDMENT

Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

12.7	DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

12.8	ADMINISTRATOR'S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

LOS ALAMOS NATIONAL BANK

		By:	/s/ John S. Gulas
Employer
Its: Chief Executive Officer

LOS ALAMOS NATIONAL BANK TRUST

		By:	/s/ John F. Brunett
Trustee
Its: Chief Trust and Investment Officer

Participating Employers

Title Guaranty & Insurance Company

By:	/s/ Arthur B. Montoya, Jr.
Its: Secretary

AMENDMENT NO.1 TO THE TRINITY CAPITAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, Los Alamos National Bank (the "Sponsoring Employer") maintains the Trinity Capital Corporation Employee Stock Ownership Plan and Trust (As Amended and Restated Effective January 1, 2015) (the "Plan"); and

WHEREAS, on January 30, 2015, the Sponsoring Employer filed an application with the Internal Revenue Service ("IRS") for a letter of determination on the Plan; and

WHEREAS, as a condition to the issuance of such letter, the IRS requested that certain amendments (the "Amendments") be made to the Plan; and

WHEREAS, the Sponsoring Employer desires to amend the Plan in order to obtain a favorable determination; and

WHEREAS, Section  9.1  of  the  Plan  provides that  it  may  be amended  by the  Sponsoring
Employer;

WHEREAS, this amendment is adopted in conjunction with a contemporaneous amendment to Section 7.10 of the Plan that is consistent with the changes requested by the IRS but different than the proposed amendment submitted in response to such request;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2015:

1. Section 1.45 is deleted and in its place is inserted "Reserved".

2. Section 1.24 is amended by adding to the second paragraph thereof the following at the end of such section:

";and (e) compensation in excess of $225,000 (or such other amount provided in the Code); provided that, such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B)."

3. Section 4.3(c) is amended by adding to the first paragraph thereof the following at the end of such section:

"; and provided further that Participants shall be fully Vested in the Company Stock allocated to the Participants' Company Stock Account as a result of cash dividends being used to repay an Exempt Loan.".

4. Section 7.10 is deleted and in its place is inserted "Reserved".

5. Section 8.12(b)(l)  is amended by deleting the phrase "described in Code Section 401 (k)(2)(B)(l )."

IN WITNESS WHEREOF, the undersigned, being the authorized Officer, does hereby execute this amendment on the 9th day of March, 2016.

LOS ALAMOS NATIONAL BANK
By:	/s/ Arthur B. Montoya, Jr.
Arthur B. Montoya, Jr., Secretary

AMENDMENT NO.2 TO THE TRINITY CAPITAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

WHEREAS, Los Alamos National Bank (the "Sponsoring Employer") maintains the Trinity Capital Corporation Employee Stock Ownership Plan and Trust (As Amended and Restated Effective January 1, 2015) (the "Plan"); and

WHEREAS, the Sponsoring Employer desires to amend the Plan to clarify the right of first refusal that the Sponsoring  Employer and the Plan have with respect to certain shares of Company Stock distributed from the Plan; and

WHEREAS, Section 9.1 of the Plan provides that it may be amended by the Sponsoring Employer;

WHEREAS, this amendment is adopted in conjunction with a contemporaneous amendments required by the Internal Revenue Service as a condition to the issuance of a favorable determination letter to and is contemporaneously effective with that amendment;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2015:

1. Section 7.10, as amended by Amendment No. 1, is deleted and replaced with the following:

7.10	RIGHT OF FIRST REFUSAL

Shares of Company Stock acquired with the proceeds of an Exempt Loan shall be subject to a Right of First Refusal as described in this paragraph. The Right of First Refusal shall be in favor of the Employer, and, if the Employer does not exercise such right, the Plan.  The selling price and other terms under the right must not be less favorable to the seller  than  the  greater  of  a  good  faith  determination   of  the  fair  market  value  of  the security  as determined  under section   6.2, or the purchase price and other terms offered by a buyer, other than the Employer  or the Plan, making a good faith offer to purchase the shares of Company Stock. The Right of First Refusal will lapse 14 calendar days after the holder of Company  Stock gives written notice to the Employer of the Right of First Refusal that an offer by a third party to purchase the Company Stock has been received.

IN WITNESS WHEREOF, the undersigned, being the authorized Officer, does hereby execute this amendment on the 9th day of March, 2016.

LOS ALAMOS NATIONAL BANK
By:	/s/ Arthur B. Montoya, Jr.
Arthur B. Montoya, Jr., Secretary